Exhibit (10.11) - License Agreement

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by an * and [ ], have been separately filed with the Commission.


                                LICENSE AGREEMENT

         This Agreement (the "AGREEMENT") is made and entered into this 31st day of May, 1996 by and between BOEHRINGER INGELHEIM INTERNATIONAL GMBH, a corporation with offices at D-55216 Ingelheim/Rhein, Germany ("BI"), and ANSAN, INC., a Delaware corporation, with offices at 400 Oyster Point Blvd., Suite 435, South San Francisco, California 94080 ("ANSAN").

         WHEREAS, BI is the owner of certain PATENT RIGHTS, KNOW-HOW and the LICENSED PROCESS (each as hereinafter defined) and has the right to grant the license set forth herein under said PATENT RIGHTS, KNOW-HOW and LICENSED PROCESS; and

         WHEREAS, BI desires to have ANSAN establish whether LICENSED PRODUCT (as hereinafter defined) is effective in patients with acute pancreatitis or whether LICENSED PRODUCT is effective for other indications and is willing to grant an exclusive license to ANSAN thereunder; and

         WHEREAS, ANSAN desires to obtain an exclusive right and license under the PATENT RIGHTS, LICENSED PROCESS and KNOW-HOW in the TERRITORY (as hereinafter defined).

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the PARTIES (as hereinafter defined) hereto agree as follows:


                             SECTION 1 - DEFINITIONS

         For purposes of the AGREEMENT, the following words and phrases shall have the following meanings:

         1.1 "AFFILIATE" shall mean any corporation or business entity controlled by, controlling or under common control with BI or ANSAN, as the case may be. For this purpose, control shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of, or a fifty percent (50%) or greater interest in the income of such corporation or other business entity or fifty percent (50%) or greater management control over a joint venture, or such other relationship as, in fact, constitutes actual control.

         1.2 "CLINICAL TRIAL" shall mean a clinical trial conducted pursuant to a PROTOCOL.

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         1.3 "COMPOUND" shall mean the active ingredient WEB 2086 (i.e.
"Apafant") necessary or useful for the development, manufacture, or use of the LICENSED PRODUCT in accordance with the R&D PLAN.

         1.4 "E.U." shall mean the countries comprising the European Union, as of the EFFECTIVE DATE, or as hereinafter added to the E.U.

         1.5 "EFFECTIVE DATE" shall mean the date of execution of the AGREEMENT.

         1.6 "INITIAL PERIOD" shall mean the one hundred and fifty (150) calendar day period commencing on the EFFECTIVE DATE.

         1.7 "KNOW-HOW" shall mean any and all technical data and non-technical information, expertise, knowledge and the like which relates to the LICENSED PRODUCT, LICENSED PROCESS and PATENT RIGHTS including, without limitation, all chemical, pharmacological, toxicological, clinical, assay control, manufacturing data, marketing and sales information and any other information or designs used or useful for the development, packaging and/or marketing of the LICENSED PRODUCT or its manufacture from COMPOUND.

         1.8 "LICENSED PROCESS" shall mean any process for manufacturing LICENSED PRODUCT from COMPOUND which is covered in whole or in part by a claim contained in the PATENT RIGHTS or by KNOW-HOW.

         1.9 "LICENSED PRODUCT(S)" shall mean one or more pharmaceutical products suitable for the treatment of humans by intravenous administration of COMPOUND; provided that LICENSED PRODUCT(S) shall not include any pharmaceutical product whose indication for use is asthma.

         1.10 "NET SALES" shall mean the actual gross amount invoiced by a PARTY, or its AFFILIATES or SUBLICENSEES, for sales of the LICENSED PRODUCT in the TERRITORY to THIRD PARTIES during a calendar year; provided that:

              (a)  NET SALES shall not include the following:

                   (i)      direct transportation charges, including insurance;

                   (ii) any sales, use, value-added and excise taxes and/or duties or allowances based on the selling price of the LICENSED PRODUCT which fall due and are paid as a consequence of such sales;


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
                   (iii) trade, quantity and cash discounts and rebates actually allowed and taken to the extent customary in the trade, including without limitation governmental rebates such as Medicaid; and

                   (iv) allowances or credits, including but not limited to, allowances or credits to customers on account of rejection or return of the LICENSED PRODUCT;

              (b) A sale or transfer to an AFFILIATE or SUBLICENSEE of either PARTY for re-sale by such AFFILIATE or SUBLICENSEE shall not be considered a sale for the purpose of this provision, but the resale by such AFFILIATE or SUBLICENSEE shall be a sale for such purposes, and a "sale" shall include a transfer or other disposition for consideration, but not such transfers or dispositions for pre-clinical, clinical, regulatory, or governmental purposes prior to or after receiving marketing approval; and

              (c) LICENSED PRODUCT shall be considered sold upon receipt of either PARTY of payment for such LICENSED PRODUCT.

         1.11 "OTHER INTELLECTUAL PROPERTY RIGHTS" shall mean all of the following intellectual property of ANSAN:

              (a) the U.S. or E.U. trademarks, service marks, and tradenames, or any applications pertaining thereto, as shall be selected, chosen, created or developed by ANSAN pursuant to
                   Section 5.2 of the AGREEMENT; and

              (b) the U.S. or E.U. trademarks, service marks, and tradenames issued from any applications submitted pursuant to
                   Section 1.11(a) of the AGREEMENT.

         1.12 "PARTY(IES)" shall mean a person(s) or an entity(ies) who is (are) a party to the AGREEMENT.

         1.13 "PATENT RIGHTS" shall mean all of the following intellectual property of BI:

              (a) the U.S. and E.U. patent and patent applications listed in Appendix A;

              (b) the United States and E.U. patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications;

              (c) any reissue or extension of patents described in Sections 1.13(a) or (b) of this AGREEMENT; and


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
              (d) any improvement patent dominated by the claims of the PATENT RIGHTS.

         1.14 "PHASE II CLINICAL TRIAL" shall mean a CLINICAL TRIAL in patients having a designated disease or disorder.

         1.15 "PROTOCOL" shall mean a protocol for a CLINICAL TRIAL of LICENSED PRODUCT pursuant to the R&D PLAN or a NEW R&D PLAN (as defined in Section 3.5 herein).

         1.16 "R&D PLAN" shall mean a plan for the initial development of LICENSED PRODUCT for the first indication of pancreatitis.

         1.17 "SUBLICENSE" shall mean a sublicense granted by ANSAN pursuant to the terms of Sections 3.5 or 3.6 of the AGREEMENT or by BI pursuant to the terms of Section 3.4 of the AGREEMENT.

          1.18 "SUBLICENSEE" shall mean any THIRD PARTY licensed by either PARTY to make, have made, import, export, use or sell any LICENSED PRODUCT.

         1.19  "TERRITORY" shall mean the E.U. and the U.S.

         1.20 "THIRD PARTY(IES)" shall mean a person(s) or entity(ies) who or which is (are) neither a PARTY nor an AFFILIATE of a PARTY.

         1.21  "U.S." shall mean the United States of America.




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
The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


                                SECTION 2 - GRANT

         2.1 Subject to the terms and conditions of the AGREEMENT, and upon receipt by BI of the payment pursuant to Section 2.2 herein, BI hereby grants to ANSAN and ANSAN hereby accepts from BI an exclusive, even as to BI, royalty-bearing right and license (the "LICENSE"), including the right to sublicense, in accordance with the provisions of Sections 3.5 or 3.6 of the AGREEMENT, in the TERRITORY, under the PATENT RIGHTS, LICENSED PROCESS and KNOW-HOW to develop, make or have made LICENSED PRODUCT from COMPOUND, and to use, manufacture, market, purchase and sell LICENSED PRODUCT in the TERRITORY.

         2.2 Upon the EFFECTIVE DATE, and in consideration of the grant of the LICENSE pursuant to Section 2.1 herein, ANSAN shall pay to BI a fee of [( * )]. Such fee shall be creditable towards any payments due to BI from ANSAN pursuant to Section 6 hereunder and shall be refunded to ANSAN, within twenty (20) calendar days, in the event that BI elects to terminate the AGREEMENT in accordance with Section 3.2 of the AGREEMENT.


          SECTION 3 - PROTOCOL, CLINICAL TRIAL AND THE REVERSION OPTION

         3.1 At or prior to the expiration of the INITIAL PERIOD, ANSAN shall provide BI the first PROTOCOL along with the R&D PLAN. The R&D PLAN will include a PHASE II CLINICAL TRIAL involving at least fifty-eight (58) patients; provided that such R&D PLAN shall be subject to revision in the event that either : (a) ANSAN does not receive the necessary regulatory approval to immediately commence a PHASE II CLINICAL TRIAL of the LICENSED PRODUCT or (b) ANSAN shall determine that, based upon prudent and reasonable medical judgment, a PHASE II CLINICAL TRIAL of the LICENSED PRODUCT would not be advisable or that a PHASE II CLINICAL TRIAL would not be advisable without first conducting additional clinical trials. To facilitate the design, development and the ultimate approval by BI of the PROTOCOL and the R&D PLAN, BI shall, during the INITIAL PERIOD and at the request of ANSAN, consult with ANSAN.

         3.2 Upon submission of the PROTOCOL and the R&D PLAN to BI, BI shall have a period of thirty (30) calendar days for review and approval of the PROTOCOL and the R&D PLAN, which approval may not be unreasonably withheld. In the event that BI does withhold approval, BI shall within such thirty (30) calendar day period provide ANSAN with written notice of its decision to terminate the AGREEMENT and the reasons therefor.

         3.3 In the event the PROTOCOL and the R&D PLAN are approved by BI, or after approval of a NEW R&D PLAN pursuant to Section 3.5(c), ANSAN shall proceed with the development of the LICENSED PRODUCT in accordance with the R&D PLAN or with the NEW R&D PLAN, as the case may be.

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
         3.4 Following BI's receipt of statistically analyzed data from a PHASE II CLINICAL TRIAL conducted pursuant to Section 3.3 herein, BI shall have ninety
(90) calendar days (the "REVIEW PERIOD") to review the data from the PHASE II CLINICAL TRIAL in order to determine whether BI wishes to exercise its option (the "REVERSION OPTION") to have the LICENSE granted by BI to ANSAN hereunder revert to BI and to assume the further development of the LICENSED PRODUCT. At or prior to the expiration of the REVIEW PERIOD, BI shall provide ANSAN with written notice of either its election to exercise the REVERSION OPTION or its election to decline such REVERSION OPTION. In the event that BI exercises its REVERSION OPTION pursuant to Section 3.4 hereof:

              (a) all rights granted to ANSAN pursuant to Section 2.1 of the AGREEMENT shall terminate and revert to BI; and

              (b) Ansan shall grant BI an exclusive license, with the right to sublicense, to use the data and materials resulting from development activities by ANSAN with LICENSED PRODUCTS; and

              (c) BI shall use its good faith efforts to further develop, obtain regulatory approvals and commercialize the LICENSED PRODUCT in the TERRITORY. BI shall take all such actions as are reasonably necessary and customary to obtain and maintain the authorization and/or ability to market the LICENSED PRODUCT in the TERRITORY. BI shall bear sole responsibility for all expenses of such development, commercialization and regulatory compliance. In the event that BI does not make good faith efforts consistent with good business judgment to pursue the further development and commercialization of the LICENSED PRODUCT in any country of the TERRITORY, the REVERSION OPTION for such country shall immediately expire and all rights granted thereunder shall terminate and revert to ANSAN; provided that, ANSAN shall then be required to make good faith efforts to pursue the further development and commercialization of the LICENSED PRODUCT. In the event that ANSAN does not make good faith efforts to pursue the further development and commercialization of the LICENSED PRODUCT, all rights which reverted to ANSAN upon the expiration of the REVERSION OPTION shall once again terminate and revert to BI.

         3.5 If BI elects not to exercise the REVERSION OPTION pursuant to
Section 3.4 of the AGREEMENT, and ANSAN shall determine that it is interested in sublicensing (the "INITIAL POTENTIAL SUBLICENSE(S)") all or any part of the LICENSE granted to it pursuant to the AGREEMENT to one or more THIRD PARTIES, then ANSAN shall be free, for a period of twelve (12) months from receipt of notice of the decision by BI not to exercise the REVERSION OPTION (the

"INITIAL POTENTIAL SUBLICENSE PERIOD"), to offer an INITIAL POTENTIAL SUBLICENSE to one or more THIRD PARTIES on whatever commercial terms ANSAN shall, in its sole discretion (subject to Section 6.7(b) of the AGREEMENT), decide; provided, however, that such THIRD PARTIES shall be obligated to make good faith efforts to pursue the further development and commercialization of LICENSED PRODUCT. In addition, ANSAN agrees that it may not offer an INITIAL POTENTIAL SUBLICENSE to any THIRD PARTY without first receiving consent from BI to approach such THIRD PARTY, such consent not to be withheld without good reason ("GOOD REASON"). GOOD REASONS shall include, but not be limited, to:

    1. involvement by the THIRD PARTY with a product substantially competitive to the LICENSED PRODUCT;

    2. past or present activities by the THIRD PARTY that would substantially prejudice the relationship of BI with recognized regulatory authorities in the E.U., U.S. or Japan;

    3. substantial lack of development and/or marketing capabilities for the LICENSED PRODUCT on the part of the THIRD PARTY; or

    4.   substantive litigation between BI and the THIRD PARTY.

         If, by the expiration of the INITIAL POTENTIAL SUBLICENSE PERIOD, ANSAN has not either:(a) granted the INITIAL POTENTIAL SUBLICENSE to a THIRD PARTY;
(b) initiated a clinical trial of the LICENSED PRODUCT in addition to a CLINICAL TRIAL undertaken pursuant to Section 3.3 herein (the "ADDITIONAL CLINICAL TRIAL"); or (c) agreed with BI on a new protocol and development plan (a "NEW R&D PLAN") for the LICENSED PRODUCT, then the AGREEMENT shall terminate and all rights granted by BI to ANSAN pursuant to the LICENSE shall automatically revert to BI.

         3.6 Notwithstanding the provisions of Section 3.5 herein, in the event that BI elects not to exercise the REVERSION OPTION pursuant to Section 3.4 herein, and provided further that, after the expiration of the INITIAL POTENTIAL SUBLICENSE PERIOD: (a) ANSAN has not granted an INITIAL POTENTIAL SUBLICENSE to a THIRD PARTY, but (b) ANSAN has initiated an ADDITIONAL CLINICAL TRIAL, then, if ANSAN shall determine that it is interested in sublicensing (the "ADDITIONAL POTENTIAL SUBLICENSE"), all or any part of the LICENSE granted to it pursuant to the AGREEMENT to one or more THIRD PARTIES, then ANSAN shall first grant BI a right of election (the "RIGHT OF ELECTION") to acquire such ADDITIONAL POTENTIAL SUBLICENSE as follows:

         (a) ANSAN shall give notice to BI of the ADDITIONAL POTENTIAL SUBLICENSE together with the terms of the ADDITIONAL POTENTIAL SUBLICENSE (the "PROPOSAL"). BI shall have sixty (60) calendar days after receipt of such notice and information to provide written notice to

                  ANSAN of whether or not it wishes
                  to exercise its RIGHT OF ELECTION and acquire such ADDITIONAL POTENTIAL LICENSE pursuant to the terms of the PROPOSAL.

         (b) In the event that BI declines to exercise its RIGHT OF ELECTION or does not reply to ANSAN's notice within the sixty (60) calendar day period, ANSAN shall be free to negotiate the ADDITIONAL POTENTIAL SUBLICENSE with one or more THIRD PARTIES, subject to BI's right to withhold consent in accordance with the provisions of Section 3.5 hereof.

         (c) In the event that BI expresses written interest in the ADDITIONAL POTENTIAL SUBLICENSE, then for an additional forty (40) calendar day period, ANSAN shall conduct negotiations on an exclusive basis with BI to reach an arrangement with BI on substantially the same terms as the PROPOSAL. At the end of thirty (30) calendar days of the forty (40) calendar day period provided above, if the PARTIES have not reached an agreement at such time, BI shall give ANSAN a written notice setting forth the minimum terms upon which BI will agree to accept the ADDITIONAL POTENTIAL SUBLICENSE (the "MINIMUM TERMS"). ANSAN shall then have ten (10) calendar days to accept or reject the MINIMUM TERMS. If ANSAN rejects the MINIMUM TERMS or does not reply to BI's notice within the ten (10) calendar day period, ANSAN shall be free to negotiate the ADDITIONAL POTENTIAL SUBLICENSE with one or more THIRD PARTIES. If ANSAN accepts the MINIMUM TERMS, then the PARTIES shall negotiate on an exclusive basis for an additional thirty (30) calendar day period to conclude an agreement incorporating such MINIMUM TERMS.

         (d) In the event that ANSAN wishes to enter into an ADDITIONAL POTENTIAL SUBLICENSE on terms substantially more favorable to a THIRD PARTY than the MINIMUM TERMS, then ANSAN shall first reoffer such ADDITIONAL POTENTIAL SUBLICENSE to BI on the same terms as those offered to such THIRD PARTY. BI shall then have thirty (30) calendar days to provide ANSAN with written notice of its interest in such terms. In the event that BI expresses interest in such terms, then the PARTIES shall conduct exclusive negotiations and conclude an agreement incorporating such terms within sixty (60) days thereafter.

         (e) In the event that BI and ANSAN are unable to reach a final agreement pursuant to the terms specified in
                  Section 3.6(d) above, ANSAN shall then be free to conclude an agreement with one or more THIRD PARTIES, subject to BI's right to withhold consent in accordance with the provisions of Section 3.5 hereof.

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


         3.7 The PARTIES agree that, in the event that a SUBLICENSE is granted to one or more THIRD PARTIES, the THIRD PARTY(IES) shall assume all responsibilities that would have been the responsibilities of the PARTY granting the SUBLICENSE in the event that no SUBLICENSE had been granted, except for those responsibilities that the PARTY granting the SUBLICENSE elects to continue to perform.


                         SECTION 4 - DATA AND MATERIALS

         4.1 BI shall make available to ANSAN any and all preclinical and clinical data, formulation data or other data generated from preclinical or clinical research with regard to the development of the LICENSED PRODUCT, and shall deliver to ANSAN those documents requested by ANSAN from time to time during the term of the AGREEMENT within thirty (30) days of such request; provided, however, that BI shall only be obliged to make available data or documents already in BI's possession at the EFFECTIVE DATE or which come into BI's possession as a result of BI's own development activities, and shall not be required to make any such data available in the event that BI exercises the REVERSION OPTION, unless rights subsequently revert to ANSAN pursuant to the terms of Section 9.5 of the AGREEMENT. In the event that BI exercises the REVERSION OPTION, ANSAN likewise agrees to make available to BI data or documents generated by ANSAN pursuant to the R&D PLAN. If ANSAN requests non-U.S. data or reports from BI, ANSAN agrees to be responsible for the translation of any such data or reports into English if such translation would not otherwise be performed by BI.

         4.2 BI shall, upon ANSAN's reasonable request, deliver to ANSAN, [ * ] up to one (1) kilogram of COMPOUND, as is necessary or useful for the manufacture or use of LICENSED PRODUCT and such additional quantity of COMPOUND, [ * ], as may be reasonably required by ANSAN, to complete the PHASE II CLINICAL TRIAL in accordance with the R&D PLAN approved by BI under Section 3.2 of the AGREEMENT.

         4.3 In addition to any COMPOUND that BI shall provide ANSAN pursuant to
Section 4.2 herein, BI shall, subject to the final sentence of Section 4.4 herein, provide to ANSAN, its AFFILIATES or SUBLICENSEES, such quantities of COMPOUND as may be required by the R&D PLAN or a NEW R&D PLAN. The price of such COMPOUND shall equal [ * ].

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

         4.4 In addition to any COMPOUND that BI shall provide ANSAN, its AFFILIATES or SUBLICENSEES, pursuant to Sections 4.2 and 4.3 herein, BI shall either (a) provide to ANSAN, its AFFILIATES or SUBLICENSEES, such quantities of COMPOUND as may be requested by such parties for use in the commercialization of the LICENSED PRODUCT (in which event the price of such COMPOUND shall equal [ * ] or (b) enable ANSAN to have the COMPOUND manufactured by ANSAN or a THIRD PARTY using BI's manufacturing processes. In the latter case, the PARTIES will negotiate in good faith any compensation to BI taking into consideration the value of such manufacturing process and the costs to ANSAN of THIRD PARTY manufacturing. The conditions of this Section 4.4 shall also apply to batches of COMPOUND newly manufactured in order to obtain final regulatory approval of the manufacturing process.

         4.5 ANSAN shall during the term of the AGREEMENT provide BI with such written reports and analyses as BI shall reasonably request regarding the development, regulatory approval and/or commercialization of LICENSED PRODUCT.

         4.6 ANSAN and BI shall comply fully with all applicable medical event reporting recommendations and requirements in all countries where the PARTIES intend to carry out clinical trials or to market the LICENSED PRODUCT or to market other pharmaceutical products containing the COMPOUND. ANSAN and BI agree to exchange such information as may be necessary to achieve compliance and to ensure that both PARTIES are appropriately informed regarding medical experience with LICENSED PRODUCT and other pharmaceutical products containing the COMPOUND.


                 SECTION 5 - MANUFACTURING AND COMMERCIALIZATION

         5.1 ANSAN will be solely responsible as between ANSAN and BI for manufacturing of the LICENSED PRODUCT from COMPOUND, and for manufacturing COMPOUND in the event BI elects to enable ANSAN to manufacture under Section 4.4(b), for purposes of conducting clinical trials under THE R&D PLAN or a NEW R&D PLAN or for sale by ANSAN, in accordance with applicable regulatory standards.

         5.2 ANSAN shall have the exclusive right, but not the obligation, at its sole option and in its sole discretion, to select, choose, create or develop OTHER INTELLECTUAL PROPERTY RIGHTS for any and all LICENSED PRODUCTS.

         5.3 After the expiration of the INITIAL PERIOD, ANSAN shall use its good faith efforts to develop, obtain regulatory approval and commercialize the LICENSED PRODUCT in each country of the TERRITORY where such good faith efforts would be justified by good business judgment and shall require any AFFILIATES

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

and/or SUBLICENSEES to agree to be bound by this obligation. ANSAN shall take such actions as are reasonably necessary or customary to obtain and maintain the authorization and/or ability to market the LICENSED PRODUCT in such countries in the TERRITORY in which ANSAN shall choose to introduce the LICENSED PRODUCT. ANSAN shall bear responsibility for all expenses of such development, commercialization and regulatory compliance. In the event that ANSAN shall not make such good faith efforts to pursue the development and commercialization of the LICENSED PRODUCT, all rights granted hereunder shall revert to BI, or in the event that an AFFILIATE or SUBLICENSEE of ANSAN shall not make good faith efforts to pursue the development and commercialization of the LICENSED PRODUCT, all rights granted by ANSAN to such AFFILIATE or SUBLICENSEE shall revert to BI.


              SECTION 6 - ROYALTIES AND OTHER COMPENSATION; RECORDS

         6.1      ANSAN shall pay to BI a royalty of [          *           ].

         6.2 The royalties pursuant to Sections 6.1 or 6.5(b)(i) hereof shall be payable [ * ] in each country in the TERRITORY until: (a) the expiration of the last-to-expire or become- abandoned of the PATENT RIGHTS in such country, or (b) for twelve (12) years from the date that LICENSED PRODUCT is first marketed in such country, whichever is longer.

         6.3 In the event that ANSAN, its AFFILIATES and/or SUBLICENSEES, files a market application for the LICENSED PRODUCT for either the E.U. or U.S., ANSAN shall pay BI, within forty-five (45) calendar days of each such filing, [ * ]. The aggregate possible total payments due hereunder shall equal [ * ].

         6.4 Upon the receipt by ANSAN, its AFFILIATES and/or SUBLICENSEES, of regulatory approval for the LICENSED PRODUCT for either the E.U. or U.S., ANSAN shall pay BI, within forty-five (45) calendar days of receipt of each such regulatory approval, [ * ]. The aggregate possible total payments due hereunder shall equal [ * ].

         6.5 In the event that BI exercises the REVERSION OPTION pursuant to
Section 3.4 of the AGREEMENT:

              (a) BI shall pay to ANSAN, within thirty (30) calendar days of its exercise of the REVERSION OPTION, a sum equal to:
                   [           *            ]; and

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

              (b) BI shall guarantee, be responsible for and assume the obligation to pay ANSAN any and all payments due, and as they shall become due, of BI, its AFFILIATES and/or SUBLICENSEES as follows:

                   (i)   BI shall pay to ANSAN a royalty of [      *       ].

                   (ii) In the event that BI, its AFFILIATES and/or SUBLICENSEES, files a market application for the LICENSED PRODUCT in either the E.U. or U.S., BI shall pay ANSAN, within forty-five (45) calendar days of
                         each such filing, [        *         ].  The
                         aggregate possible total payments due hereunder shall
                         equal [       *         ].

                   (iii) Upon the receipt by BI, its AFFILIATES and/or
                         SUBLICENSEES, of regulatory approval for the LICENSED PRODUCT in either the E.U. or U.S., BI shall pay ANSAN, within forty-five (45) calendar days of receipt
                         of each such regulatory approval, [      *      ].
                         The aggregate possible total payments due hereunder
                         shall equal [        *         ].

         6.6 In the event that BI shall determine it is interested in developing LICENSED PRODUCT(S) or products containing COMPOUND similar to the LICENSED PRODUCT in one or more countries or territories outside of the TERRITORY, including, but not limited to, Japan (the "OPTIONAL TERRITORY"), then, before BI, its AFFILIATES or SUBLICENSEES may develop any LICENSED PRODUCT in the OPTIONAL TERRITORY:

              (a) BI shall present ANSAN with prior written notice of the decision to pursue development of LICENSED PRODUCT in such OPTIONAL TERRITORY; and

              (b) BI and ANSAN shall conduct good-faith negotiations to determine the royalties (the "OPTIONAL ROYALTIES") payable to ANSAN for any sales of LICENSED PRODUCT in the OPTIONAL TERRITORY by BI, its AFFILIATES and/or SUBLICENSEES; provided that such OPTIONAL ROYALTIES shall reflect the value of ANSAN's development efforts relating to the LICENSED PRODUCTS, and any data generated therefrom, for BI's development and commercialization of the LICENSED PRODUCT in the OPTIONAL TERRITORY.

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

         6.7 In the event that ANSAN shall sublicense all or any part of the LICENSE granted hereunder, ANSAN shall pay to BI [ * ]; provided that,

               (a)  [


                                                *

                                                                     ], and

               (b) in the event any remuneration to be received by ANSAN pursuant to such SUBLICENSE would involve an element of non-cash consideration, ANSAN and BI shall in good faith negotiate the cash value of such consideration, provided that, if the PARTIES are unable to reach an agreement on such value, ANSAN shall not be permitted to accept such non-cash consideration from the SUBLICENSEE.

         6.8 Each PARTY marketing a LICENSED PRODUCT in the TERRITORY shall deliver to the other written reports (consistent with generally accepted accounting principles and in a format specified by the PARTIES and consistent with BI's internal accounting policy) within sixty (60) days after the close of each calendar quarter showing separately for each LICENSED PRODUCT:
[          *                   ]; (ii) details of the quantities sold in each
country; and (iii) royalties due pursuant to Sections 6.1 or 6.5 (b)(i) hereof. Concurrently with the making of such report, the PARTY selling LICENSED PRODUCT shall pay the royalties due [ * ] during the preceding calendar quarter.

         6.9 All royalties to be paid under the AGREEMENT will be paid in U.S. dollars. In the case of royalties due by ANSAN to BI, if any currency conversions shall be required, such conversion shall be made using the average monthly exchange rate published regularly by Citibank, New York. In the case of royalties due by BI to ANSAN, such conversion shall be made by converting the currency first into German marks and then into U.S. dollars using in both cases the average monthly exchange rates published regularly by Deutsche Bank, Frankfurt am Main, and as customarily used by BI in its accounting system.

         6.10 If either PARTY shall fail to make a payment when due pursuant to
Section 6 of the AGREEMENT, such PARTY shall have an additional five (5) business days from the date such payment was due to cure such non-payment.

         6.11     The PARTY selling LICENSED PRODUCT shall keep complete and
accurate records in sufficient detail to properly reflect [        *        ],
and to enable the royalties payable hereunder to be determined. Upon the written request of the non-selling PARTY not more than once in each calendar year, the selling PARTY shall permit an independent certified public accounting firm of nationally recognized standing, selected by the non-selling PARTY and reasonably acceptable to the selling PARTY, and at the non-selling PARTY's expense (except as provided below), to have access during normal business hours to such of the records of the selling PARTY as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose all information gathered or concluded to the selling PARTY. The accounting firm shall disclose to the non-selling PARTY only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared with the non-selling PARTY. If the accounting firm concludes that additional royalties were owed during such period (exceeding five percent (5%) of royalties paid during the period), the selling PARTY shall pay all costs associated with the audit and the unpaid royalties within thirty (30) days of the date the accounting firm delivers the firm's written report to the PARTIES, with interest thereon at the prime rate reported by the Deutsche Bank, Frankfurt am Main, on the last calendar day of the quarter in which such payments were due. Should the accounting firm conclude that the selling PARTY has overpaid any royalties, the non-selling PARTY shall credit any overpayment to the selling PARTY against amounts later due the non-selling PARTY.

         6.12 Each PARTY shall deduct any withholding taxes from the payments due under the AGREEMENT and pay them to the proper tax authorities as required by the laws of Germany or the U.S. applicable at the date of payment. Neither PARTY shall deduct any other withholding or any other governmental charges from the payments due under the AGREEMENT. Each PARTY shall annually provide the other PARTY with official receipts of payment of any withholding taxes and forward these receipts to such other PARTY. The PARTIES shall use their best efforts to ensure that any withholding taxes imposed are reduced or eliminated as far as possible under the terms of the current or any future double taxation agreement between the U.S. and Germany.

         6.13 In accordance with the tax laws of Germany as of the EFFECTIVE DATE, a reduction of withholding tax requires that the German Bundesamt fuer Finanzen issue a Certificate of Tax Exemption. In order to achieve such a reduction, ANSAN shall provide BI with a completed Application for Tax Exemption and a Certificate of Filing a Tax Return, which forms shall have been provided by BI to ANSAN prior to the EFFECTIVE DATE. Payments due to ANSAN under the terms of the AGREEMENT are not payable to ANSAN until the pertinent Applications for Tax Exemption are provided by ANSAN to BI. Notwithstanding the above, BI shall make the payments due to ANSAN under the terms of the AGREEMENT, net of any applicable withholding. BI shall notify ANSAN as soon as reasonably practicable of any changes regarding the procedure for claiming withholding tax exemptions.

                           SECTION 7 - CONFIDENTIALITY

         7.1 Any information which is transmitted by one PARTY to the other PARTY in connection with the entering into or the performance of the AGREEMENT, shall be kept confidential by the receiving PARTY and its AFFILIATES and/or SUBLICENSEES prior to the expiration or termination of the AGREEMENT and for a period of five (5) years after its expiration. The foregoing obligation shall not apply to:

              (a) any information which at the time of disclosure or acquisition is part of the public knowledge or literature, or thereafter becomes part of the public knowledge or literature otherwise than by unauthorized disclosure by the recipient;

              (b) any disclosure of information to the United States Food and Drug Administration ("FDA") or other similar governmental authorities for the purpose of complying with regulatory requirements with respect to the LICENSED PROCESSES or LICENSED PRODUCT;

              (c) any information which at the time of disclosure or acquisition was in the recipient's possession as evidenced by its written records;

              (d) any information which became available to the recipient from another source not bound to secrecy to the disclosing PARTY with respect to such information;

              (e) disclosure by the recipient to THIRD PARTIES under provisions of confidentiality similar to those contained in the AGREEMENT for the purposes of development or marketing of the LICENSED PRODUCT; and

              (f)  any disclosure of information required by law;
                   provided; however, that BI shall have the right to review press releases relating to the AGREEMENT prior to dissemination by ANSAN.

         7.2 Notwithstanding the provisions of Section 7.1 herein, in the event that either PARTY, its AFFILIATES and/or SUBLICENSEES shall determine that it wishes to disclose any information, the disclosure of which would be prohibited by Section 7.1 herein, such PARTY shall present the other PARTY with a written request to disclose such information. The other PARTY shall have a period of five (5) calendar days to approve the disclosure contained in such written request, which approval shall not be unreasonably withheld.


                             SECTION 8 - COMPETITION

         8.1 Unless BI exercises the REVERSION OPTION or obtains an ADDITIONAL POTENTIAL SUBLICENSE, BI shall not, during the term of the AGREEMENT, develop, manufacture or market within the TERRITORY any product or substance incorporating COMPOUND for use in the treatment of pancreatitis or any other indication provided for in any R&D PLAN or NEW R&D PLAN approved by BI in accordance with Section 3 of the AGREEMENT.

         8.2 Notwithstanding the provisions of Section 8.1 herein, if BI elects to develop a product which contains WEB 2086 and is intended for the treatment of asthma by intravenous administration of such product (the "ASTHMA PRODUCT DEVELOPMENT EFFORTS"), BI shall, prior to commencement of the ASTHMA PRODUCT DEVELOPMENT EFFORTS (a) provide ANSAN with written notice thirty (30) days in advance of the date BI intends to commence the ASTHMA PRODUCT DEVELOPMENT EFFORTS, and (b) conduct good faith negotiations with ANSAN to determine the compensation to ANSAN, if any, to ensure that the ASTHMA PRODUCT DEVELOPMENT EFFORTS shall not result in commercial harm to ANSAN.


                           SECTION 9 - PATENT MATTERS

         9.1 BI shall, subject to good business judgment, at its sole cost and expense: (a) maintain the PATENT RIGHTS in Appendix A and (b) prosecute and/or defend any infringement of and/or challenge to the PATENT RIGHTS.

         9.2 Provided that BI shall not have exercised the REVERSION OPTION or not have obtained an additional SUBLICENSE from ANSAN pursuant to Section 3 of the AGREEMENT, or in the event that BI shall determine not to maintain the PATENT RIGHTS in Appendix A in accordance with the provisions of Section 9.1, ANSAN shall, at ANSAN's sole expense, have the right, but not the obligation, to: (a) apply for, seek prompt issuance of, or maintain, the PATENT RIGHTS in Appendix A, in such countries in the TERRITORY as ANSAN in its sole discretion may elect; provided that, in the event an extension of a patent is available pursuant to Title II of the Drug Price Competition and Patent Term Restoration Act of 1984 (or any successor or related statute in the U.S. or outside the U.S.), ANSAN shall have the right to designate the patent for which such extension will be applied for, and (b) prosecute and/or defend at its own expense any infringement of and/or challenge to the PATENT RIGHTS. If ANSAN elects to prosecute any alleged infringement, BI hereby agrees that BI, at the request of ANSAN, shall join ANSAN as a party plaintiff in any such suit. ANSAN alone shall retain any recovery or damages for past infringement derived from any such infringement action.

         9.3 Each of the PARTIES shall notify the other promptly in the event that it becomes aware of any alleged infringement of the PATENT RIGHTS by a THIRD PARTY and of any available evidence thereof.

         9.4 In the event that ANSAN shall undertake the enforcement or defense of the PATENT RIGHTS in any country in the TERRITORY by litigation pursuant to
Section 9.2 of the AGREEMENT or otherwise, ANSAN may withhold, until ANSAN is reimbursed under the AGREEMENT any payments or royalties due BI

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


[ * ] in such country hereunder, pursuant to Section 6 of the AGREEMENT, and apply the same toward reimbursement of its expenses, including attorney's fees, in connection therewith.

         9.5 In the event BI exercises its REVERSION OPTION or obtains an additional SUBLICENSE from ANSAN pursuant to Section 3 of the AGREEMENT, all rights granted to ANSAN pursuant to this Section 9 shall terminate and revert to BI; provided that, in the event that BI does not, subject to good business judgment, diligently pursue the further development and commercialization of the LICENSED PRODUCT, all rights granted to BI, upon its exercise of the REVERSION OPTION and pursuant to this Section 9.5, shall terminate and revert to ANSAN.

         9.6 (a) In any infringement suit either PARTY may institute to enforce the PATENT RIGHTS pursuant to the AGREEMENT, or in any suit brought by a THIRD PARTY in which either PARTY is defending the PATENT RIGHTS, the other PARTY hereto shall, at the request and expense of the PARTY initiating or defending such suit, as the case may be, cooperate in all reasonable respects and, to the extent practicable, have its employees and, if practicable, former employees, testify when requested and make available relevant records, papers, information, samples, specimens and the like.

              (b) If, as a result of any such suit, the PATENT RIGHTS are held in any country to be not enforceable or invalid pursuant to a judgment rendered by a court of final determination and not subject to appeal, then, from and after the date of the filing of the action
                   which resulted in such judgment, [     *     ].

         9.7 In the event BI exercises the REVERSION OPTION or obtains an additional SUBLICENSE from ANSAN, patent rights for COMPOUND obtained by ANSAN after the EFFECTIVE DATE of the AGREEMENT and pursuant to the R&D PLAN or a NEW R&D PLAN shall be assigned to BI.


                   SECTION 10 - REPRESENTATIONS AND WARRANTIES

         10.1 Each PARTY represents and warrants to the other PARTY that: (i) it is free to enter into the AGREEMENT and has the full right and authority to do so; (ii) it has taken all corporate action necessary to authorize the execution and delivery of the AGREEMENT and the performance of its obligations under the AGREEMENT; (iii) it is not aware of any impediment that would inhibit its ability to perform in all material respects its obligations under the AGREEMENT; and (iv) the execution, delivery and performance of the AGREEMENT will not violate any provision of, conflict with or result in any breach of any of the terms of, or constitute a default under either PARTY's respective certificate of incorporation, by-laws, or any material indenture, lease, agreement or other material instrument to which it is a party, or any decree, judgment or order applicable to such party or any law, statute, rule or regulation applicable to such party.

         10.2 BI hereby represents and warrants to ANSAN that:

              (a) It is the assignee of the PATENT RIGHTS covered by Sections 1.13(a), (b), (c) and (d) of the AGREEMENT;

              (b) It has the legal power to convey the rights granted to ANSAN in the AGREEMENT;

              (c) It has no knowledge of any facts which would rebut the presumption of validity accorded any issued patents within the PATENT RIGHTS and it has disclosed to the United States Patent and Trademark office all information "material to patentability," as such is defined in 37 C.F.R.
                   ss.1.56;

              (d)  It has no knowledge of any adverse claims to the PATENT
                   RIGHTS;

              (e) All patent applications included in the PATENT RIGHTS are pending and have not been abandoned and are enforceable pursuant to a valid assignment;

              (f) To its best knowledge and belief, as of the EFFECTIVE DATE, there are no asserted or unasserted claim or demand which may be enforced against any of the PATENT RIGHTS;

              (g) To its best knowledge and belief, on the EFFECTIVE DATE the practice of any processes and/or products disclosed in the PATENT RIGHTS do not infringe upon any THIRD PARTY patents; and

              (h) BI has not entered into any agreement with any THIRD PARTY which is in conflict with the rights granted to ANSAN pursuant to the AGREEMENT.

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


                   SECTION 11 - ASSIGNMENT; CHANGE -IN-CONTROL

         11.1 The AGREEMENT shall not be assignable by ANSAN without the prior written consent of BI (which consent shall not be unreasonably withheld). BI shall provide ANSAN with written notice of its decision within thirty (30) days of a request from ANSAN to assign.

         11.2 In the event that BI does withhold consent for GOOD REASON and:

              (a)  ANSAN has not initiated a CLINICAL TRIAL, then BI owes
                   [                  *                       ]; or

              (b) ANSAN has initiated a CLINICAL TRIAL and BI has not yet had the opportunity to exercise the REVERSION OPTION, then BI shall pay ANSAN, within forty-five (45) calendar days of notice of its decision to withhold consent, a sum equal to:
                   [                  *                     ]; or

              (c) BI has rejected the REVERSION OPTION and ANSAN has not granted a SUBLICENSE, then BI shall pay ANSAN, within forty-five (45) calendar days of notice of its decision to withhold consent as follows:

                   1. In the event that ANSAN has not yet initiated a CLINICAL TRIAL in addition to the CLINICAL TRIAL (Section 3.4), BI
                       shall pay ANSAN a sum equal to: [         *         ];

                   2. In the event that ANSAN has initiated a CLINICAL TRIAL in addition to the CLINICAL TRIAL (Section 3.4), BI shall
                       pay ANSAN a sum equal to: [        *          ];

                   3. In the event ANSAN has filed a marketing application in the U.S. or the E.U., BI shall pay ANSAN a sum equal to:
                       [          *             ].

         11.3 Notwithstanding Sections 11.1 and 11.2 herein, BI agrees to waive its rights to withhold consent for assignment by ANSAN if a SUBLICENSE has been granted or if the LICENSED PRODUCT has been approved for marketing in the U.S. or the E.U.

         11.4 BI may terminate this AGREEMENT in the event of the acquisition by a THIRD PARTY or by any one person or persons under common control (other than by any officer, director or stockholder of ANSAN on the EFFECTIVE DATE or any affiliate of any such person) of more than fifty percent (50%) of the capital stock or voting interest of ANSAN whether by sale, transfer, merger, operation of law or otherwise (such an acquisition being a CHANGE-IN-CONTROL); provided, however, that a CHANGE-IN-CONTROL shall not be deemed to have occurred if it results from a public offering of ANSAN's securities or from the exercise of any options or warrants to purchase ANSAN's securities outstanding on the date of the AGREEMENT. In the event BI exercises its right to terminate the AGREEMENT under this Section 11.4, BI will compensate ANSAN as if BI had withheld consent for an assignment in accordance with the provisions of Sections 11.1 through
11.3 of the AGREEMENT. Furthermore, after said termination, if BI, its AFFILIATE(S) and/or SUBLICENSEE(S) continue development or commercialization of LICENSED PRODUCT substantially according to the R&D PLAN, NEW R&D PLAN, or other terms of the AGREEMENT, then such continuation of development or commercialization shall constitute an exercise (the "DE FACTO EXERCISE") by BI of the REVERSION OPTION pursuant to Section 3.4 of the AGREEMENT and all obligations of BI attendant to the exercise of said REVERSION OPTION shall apply. In the event of the DE FACTO EXERCISE, any payments to ANSAN made according to the provisions of Section 11.2 and 11.4 of the AGREEMENT shall be credited towards any payments due to ANSAN from BI according to the provisions of Section 6 of the AGREEMENT.

                        SECTION 12 - TERM AND TERMINATION

         12.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Sections 3.2, 3.5 or 11.4 of the AGREEMENT, the AGREEMENT and the licenses and rights granted hereunder shall remain in full force and effect for as long as royalties are payable under Section 6 of the AGREEMENT in any country of the TERRITORY.

         12.2 Following expiration of the AGREEMENT pursuant to Section 12.1 hereof each PARTY shall have a perpetual fully paid up non-exclusive license under the rights granted, as of the date of expiration, by the other PARTY pursuant to Sections 2.1 and 3.4 of the AGREEMENT.

         12.3 Either PARTY shall have the right to terminate the AGREEMENT with thirty (30) days notice in written form to the other PARTY in the event that the other PARTY fails to remedy any material failure to fulfill its obligations under the AGREEMENT or is in material breach of the terms of conditions hereof within sixty (60) days after receipt of notice in written form specifying the circumstances giving rise to failure or breach.

         12.4 Either PARTY may terminate the AGREEMENT with immediate effect by notice in written form in the event that the other PARTY becomes insolvent, is declared bankrupt or adopts a plan of liquidation and dissolution.

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


         12.5 Upon termination of the AGREEMENT pursuant to Sections 12.3 or
12.4 herein, any licenses or sublicenses granted under Sections 2.1, 3.4, 3.5 and/or 3.6 of the AGREEMENT may continue in effect at the option of the non-breaching or non-bankrupt PARTY, as long as the non-breaching or non-bankrupt PARTY abides by the terms of the license and the surviving provisions of the AGREEMENT including but not limited to the obligation to pay milestone payments and royalties under Section 6, and subject to later expiration under this Section 12. Any court awarded damages granted to one PARTY arising from material breach or bankruptcy of the other PARTY may be deducted from milestone and/or royalty payments which may be subsequently due to the other PARTY.

         12.6 Upon termination of the AGREEMENT pursuant to Sections 12.3 or
12.4 herein, nothing herein shall be construed to release either PARTY from any obligation that matured prior to the effective date of such termination. Either PARTY or any AFFILIATE or SUBLICENSEE thereof may after the effective date of such termination sell all LICENSED PRODUCTS manufactured or in process of manufacture on the effective date of such termination.

         12.7 Upon termination of the AGREEMENT by BI pursuant to Section 12.3 herein, ANSAN will transfer or have transferred to BI any authorizations for clinical trials or sale of LICENSED PRODUCT owned by ANSAN, its AFFILIATES or SUBLICENSEES [ * ] with the free (subject to the provisions of Section 12.5 herein) right to use the same and ANSAN will refrain from using any rights granted under Section 2.1 of the AGREEMENT.

         12.8 Upon termination of the AGREEMENT by BI pursuant to Section 12.4 herein, ANSAN will transfer or have transferred to BI any authorizations for clinical trials or sale of LICENSED PRODUCT owned by ANSAN, its AFFILIATES or SUBLICENSEES upon payment to ANSAN in cash of an amount [ * ] to be transferred upon which BI shall have the right to use the same and ANSAN will refrain from using any rights granted under Section 2.1 of the AGREEMENT.


             SECTION 13 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

         13.1 Any payment, notice or other communication pursuant to the AGREEMENT shall be sufficiently made or given on the date of mailing if sent to such PARTY by certified or registered first class mail, postage prepaid, or by recognized public courier (e.g. Federal Express) addressed to it at its address below or as it shall designate by written notice given to the other PARTY:

                           In the case of BI:

                           BOEHRINGER INGELHEIM INTERNATIONAL GMBH
                           D-55216
                           Ingelheim/Rhein, Germany
                           Attention: Corporate Licensing
                           with a copy to: Legal Department

                           In the case of ANSAN:

                           ANSAN, INC.
                           400 Oyster Point Blvd.
                           Suite 435
                           South San Francisco, California  94080

                           with a copy to:

                           Fran Stoller, Esq.
                           Bachner, Tally, Polevoy & Misher LLP
                           380 Madison Avenue
                           New York, New York  10017


                      SECTION 14 - MISCELLANEOUS PROVISIONS

         14.1 The AGREEMENT shall be construed, governed, interpreted and applied in accordance with the laws of GERMANY, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted and disputes arising out of the AGREEMENT which cannot be settled between the PARTIES will be brought before the courts of Germany.

         14.2 The PARTIES hereto acknowledge that the AGREEMENT sets forth the entire agreement and understanding of the PARTIES hereto as to the subject matter hereof, and no oral or written communications between the PARTIES with respect to the LICENSE granted hereunder shall be of any force or effect, nor shall the AGREEMENT be subject to any change or modification, except by the execution of a subsequent written instrument subscribed to by the PARTIES hereto.

         14.3 The provisions of the AGREEMENT are severable, and in the event that any provisions of the AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         14.4 The failure of either PARTY to assert a right hereunder or to insist upon compliance with any term or condition of the AGREEMENT shall not constitute a waiver of that right or excuse a subsequent failure to perform any term or condition by the other PARTY.

         14.5 Except as required by U.S. regulatory authorities, no press releases, publicity, announcements or other disclosures of the AGREEMENT shall be made by either PARTY without the prior written consent of the other PARTY.

         14.6 The AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the PARTIES have hereunto duly executed the AGREEMENT as of the day and year set forth above.

ANSAN, INC.

By:
         ------------------------------
Name:    S. MARK MORAN, M.D.
         ------------------------------
Title:   PRESIDENT AND CEO
         ------------------------------


BOEHRINGER INGELHEIM INTERNATIONAL GMBH

By:
         ------------------------------
Name:    MUELLER AND DR. MITCHARD
         ------------------------------
Title:   AUTHORISED SIGNATORIES
         ------------------------------

                                   APPENDIX A


1.       Record 2702 in
         Database PATL
         Case Number:               1-733-EU
         Land:                      Austria
         Date of filing:            1/20/1986
         File Number:               86100656.7
         Date of issue:             4/26/1989
         Patent Number:             0194416
         Date of expiration:        1/20/2006

2.       Record 2558 in
         Database PATL
         Case Number:               1-728-EU
         Land:                      Austria
         Date of filing:            9/24/1985
         File Number:               85112074.1
         Date of issue:             8/8/1993
         Patent Number;             0176927
         Date of expiration:        9/24/2005

3.       Record 2704 in
         Database PATL
         Case Number:               1-733-EU
         Land:                      Belgium
         Date of filing:            1/20/1986
         File Number:               86100656.7
         Date of issue:             4/26/1989
         Patent Number:             0194416
         Date of expiration:        1/20/2006

4.       Record 2716 in
         Database PATL
         Case Number:               1-733
         Land:                      Denmark
         Date of filing:            1/24/1986
         File Number:               860367
         Date of issue:             3/29/1993
         Patent Number:             165323
         Date of expiration:        1/24/2006

5.       Record 2720 in
         Database PATL
         Case Number:               1-733
         Land:                      Finland
         Date of filing:            1/22/1986
         File Number:               860296
         Date of issue:             10/26/1992
         Patent Number:             86851
         Date of expiration:        1/22/2006

6.       Record 2721 in
         Database PATL
         Case Number:               1-733-EU
         Land:                      France
         Date of filing:            1/20/1986
         File Number:               86100656.7
         Date or issue:             4/26/1989
         Patent Number:             0194416
         Date of expiration:        1/20/2006

7.       Record 2593 in
         Database PATL
         Case Number:               1-728-EU
         Land:                      France
         Date of filing:            9/24/1985
         File Number:               85112074.1
         Date of issue:             9/8/1993
         Patent Number:             0176927
         Date of expiration:        9/24/2005

8.       Record 2715 in
         Database PATL
         Case Number:               1-733-EU
         Land:                      Germany
         Date of filing:            1/20/1986
         File Number:               86100656.7
         Date of issue:             4/26/1989
         Patent Number:             P 36 63 028.4-08,
                                    0194416
         Date of expiration:        1/20/2006

9.       Record 2591 in
         Database PATL
         Case Number:               1-728-EU
         Land:                      Germany
         Date of filing:            9/24/1985
         File Number:               85112074.1
         Date of issue:             9/8/1993
         Patent Number:             P 35 87 568.2-08,
                                    0176927
         Date of expiration:        9/24/2005


10.      Record 2722 in
         Database PATL
         Case Number:               1-733-EU
         Land:                      Great Britain
         Date of filing:            1/20/1986
         File Number:               86100656.7
         Date of issue:             4/26/1989
         Patent Number:             0194416
         Date of expiration:        1/20/2006

11.      Record 2594 in
         Database PATL
         Case Number:               1-728-EU
         Land:                      Great Britain
         Date of filing:            9/24/1985
         File Number:               85112074.1
         Date of issue:             9/8/1993
         Patent Number:             0176927
         Date of expiration:        9/24/2005

12.      Record 2723 in
         Database PATL
         Case Number:               1-733
         Land:                      Greece
         Date of filing:            1/23/1986
         File Number:               860189
         Date of issue:             5/26/1986
         Patent Number:             860189
         Date of expiration:        1/23/2006

13.      Record 2726 in
         Database PATL
         Case Number:               1-733
         Land:                      Ireland
         Dating of filing:          1/24/1986
         File Number:               209/86
         Date of issue:             10/21/1993
         Patent Number:             58728
         Date of Expiration:        1/24/2006

14.      Record 2728 in
         Database PATL
         Case Number:               1-733-EU
         Land:                      Italy
         Date of filing:            1/20/1986
         File Number:               86100656.7
         Date of issue:             4/26/1989
         Patent Number:             0194416,
                                    49211/BE/89
         Date of expiration:        1/20/2006

15.      Record 2595 in
         Database PATL
         Case Number:               1-728-EU
         Land:                      Italy
         Date of filing:            9/24/1985
         File Number:               85112074.1
         Date of issue:             9/8/1993
         Patent Number:             0176927,
                                    51388/BE/93
         Date of expiration:        9/24/2005

16.      Record 2731 in
         Database PATL
         Case Number:               1-733-EU
         Land:                      Luxembourg
         Date of filing:            1/20/1986
         File Number:               86100656.7
         Date of issue:             4/26/1989
         Patent Number:             0194416
         Date of expiration:        1/20/2006

17.      Record 2734 in
         Database PATL
         Case Number:               1-733-EU
         Land:                      Netherlands
         Date of filing:            1/20/1986
         File Number:               86100656.7
         Date of issue:             4/26/1989
         Patent Number:             0194416
         Date of expiration:        1/20/2006

18.      Record 2740 in
         Database PATL:
         Case Number:               1-733
         Land:                      Portugal
         Date of filing:            1/24/1986
         File Number:               81898
         Date of issue:             11/12/1987
         Patent Number:             81898
         Date of expiration         11/12/2002

19.      Record 2718 in
         Database PATL
         Case Number:               1-733
         Land:                      Spain
         Date of filing:            1/24/1986
         File Number:               551198
         Date of issue:             3/4/1987
         Patent Number:             551198
         Date of expiration:        3/4/2007

20.      Record 17478 in
         Database PATL
         Case Number:               1-733-I
         Land:                      Spain
         Date of filing:            1/24/1986
         File Number:               557343
         Date of issue:             4/8/1988
         Patent Number:             557343
         Date of expiration:        4/8/2008

21.      Record 17479 in
         Database PATL
         Case Number:               1-733-II
         Land:                      Spain
         Date of filing:            1/24/1986
         File Number:               557344
         Date of issue              4/8/1988
         Patent Number:             557344
         Date of expiration:        4/8/2008

22.      Record 2742 in
         Data PATL
         Case Number:               1733 EU
         Land:                      Sweden
         Date of filing:            1/20/1986
         File Number                86100656.7
         Date of issue:             0194416
         Date of expiration:        1/20/2006

23.      Record 2746 in
         Database PATL
         Case Number:               1-733-Cip-1
         Land:                      USA
         Date of filing:            10/3/1988
         File Number:               252725
         Date of issue:             11/6/1990
         Patent Number:             4968794
         Date of expiration:        11/6/2007

24.      Record 17547 in
         Database PATL
         Case Number                1-733-I
         Land:                      USA
         Date of filing:            6/15/1990
         File Number:               539416
         Date of issue:             1/21/1992
         Patent Number:             5082839
         Date of expiration:        1/21/2009

25.      Record 17548 in
         Database PATL
         Case Number:               1-733-II
         Land:                      USA
         Date of filing:            10/11/1991
         File Number:               774683
         Date of issue:             10/13/1992
         Patent Number:             5155103
         Date of expiration:        10/13/2009

26.      Record 2598 in
         Database PATL
         Case Number:               1-728
         Land:                      USA
         Date of filing:            10/1/1985
         File Number:               782632
         Date of issue:             11/4/1986
         Patent Number:             4621083
         Date of expiration:        11/4/2003